Exhibit 17(s)

Large Cap Growth Fund
Income Fund
Tax-Exempt Income Fund
Money Market Fund

Class A Shares

Prospectus and Privacy Policy
dated August 1, 2006

The Signal Funds
Notice of Privacy Policy & Practices
The Signal Funds recognize and respect the privacy expectations of our customers1. We provide this notice to you so that you will know what kinds of information we collect about our customers and the circumstances in which that information may be disclosed to third parties who are not affiliated with The Signal Funds.
Collection of Customer Information
We collect nonpublic personal information about our customers from the following sources:
•	Account Applications and other forms, which may include a customer’s name, address, social security number, and information about a customer’s investment goals and risk tolerance;
•	Account History, including information about the transactions and balances in a customer’s accounts; and
•	Correspondence, written, telephonic or electronic between a customer and The Signal Funds or service providers to The Signal Funds.
Disclosure of Customer Information
We may disclose all of the information described above to certain third parties who are not affiliated with The Signal Funds under one or more of these circumstances:
•	As Authorized – if you request or authorize the disclosure of the information.
•	As Permitted by Law – for example, sharing information with companies who maintain or service customer accounts for The Signal Funds is permitted and is essential for us to provide shareholders with necessary or useful services with respect to their accounts.
•	Under Joint Agreements – we may also share information with companies that perform marketing services on our behalf or to other financial institutions with whom we have joint marketing agreements.
Security of Customer Information
We require service providers to The Signal Funds:
•	to maintain policies and procedures designed to assure only appropriate access to, and use of information about customers of The Signal Funds; and
•	to maintain physical, electronic and procedural safeguards that comply with federal standards to guard nonpublic personal information of customers of The Signal Funds.
We will adhere to the policies and practices described in this notice regardless of whether you are a current or former shareholder of The Signal Funds.

[1]	For purposes of this notice, the terms “customer” or “customers” includes both shareholders of The Signal Funds and individuals who provide nonpublic personal information to The Signal Funds, but do not invest in The Signal Funds shares.
This is not part of the Prospectus.

Questions?
Call 1-888-426-9709 or your
investment representative.

Large Cap Growth Fund
Income Fund
Tax-Exempt Income Fund
Money Market Fund

Class A Shares

Prospectus dated August 1, 2006

These securities have not been approved or
disapproved by the Securities and Exchange
Commission nor has the Securities and Exchange
Commission passed upon the accuracy or adequacy of
this prospectus. Any representation to the contrary is
a criminal offense.

The Signal Funds		Table of Contents

Risk/Return Summary and Fund Expenses

Carefully review this important section for a summary of each Fund’s investments, risks and fees.	3	Signal Large Cap Growth Fund
	6	Signal Income Fund
	9	Signal Tax-Exempt Income Fund
	12	Signal Money Market Fund

Investment Objectives and Strategies

This section contains details on each Fund’s investment strategies and risks.	14	Signal Large Cap Growth Fund
	15	Signal Income Fund
	16	Signal Tax-Exempt Income Fund
	17	Signal Money Market Fund
	18	Investment Risks

Shareholder Information

Consult this section to obtain details on how shares are valued, how to purchase, sell and exchange shares, related charges and payments of dividends.	19	Pricing of Fund Shares
	19	Purchasing and Adding to Your Shares
	22	Selling Your Shares
	24	Distribution Arrangements/Sales Charges
	26	Exchanging Your Shares
	28	Dividends, Distributions and Taxes

Fund Management

Review this section for details on the people and organizations who oversee the Funds and their investments.	29	The Investment Advisor
	30	Portfolio Managers
	31	The Distributor and Administrator

Financial Highlights

Review this section for details on the selected financial statements of the Funds.	32	Large Cap Growth Fund
	33	Income Fund
	34	Tax-Exempt Income Fund

Risk/Return Summary and Fund Expenses	Large Cap Growth Fund

Risk/Return Summary of the Signal Large Cap Growth Fund

Investment Objectives	The Large Cap Growth Fund seeks capital appreciation.

Principal Investment Strategies	The Fund invests primarily in a diversified portfolio of equity securities of large capitalization companies. For these purposes, the Advisor deems issuers with market capitalizations in excess of $5 billion to be large capitalization companies. The Advisor seeks investments in issuers that demonstrate superior sales and earnings growth rates, improving profitability, or above-average growth relative to their current market valuations.

Principal Investment Risks	Because the value of the Fund’s investments will fluctuate with market conditions, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments. Some of the Fund’s holdings may underperform its other holdings. Investments in the Fund are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Who May	Consider investing in the Fund if you are:
Want to Invest?
•  investing for a long-term goal such as retirement (five year or longer investment horizon)
•  looking to add a growth component to your portfolio
•  willing to accept higher risks of investing in the stock market in exchange for potentially higher long term returns
This Fund will not be appropriate for someone:

• seeking monthly income • pursuing a short-term goal or investing emergency reserves • seeking safety of principal

Risk/Return Summary and Fund Expenses	Large Cap Growth Fund

The bar chart and table on this page show how the Large Cap Growth Fund has performed. The bar chart illustrates the risks of investing in the Fund by showing the Fund’s year-by-year total annual returns and how the annual performance has varied. The table below it compares the Fund’s performance (before and after taxes) over time since its inception on July 15, 2002 to that of the Standard & Poor’s 500® Stock Index (“S&P 500 Index”)3. The bar chart does not reflect the impact of any applicable sales charges, which would reduce returns.
Performance Bar Chart and Table1
Year-by-Year Total Returns as of 12/31
Past performance does not indicate how the Fund will perform in the future.

Average Annual Total Returns
(for the periods ending
December 31, 2005)4

Best quarter:	Q4 2003	+ 9.47%
Worst quarter:	Q1 2003	–3.61%

		Since
		Inception
	Past	on
	Year	7/15/02

Large Cap Growth Fund
Class A Shares Return Before Taxes (includes maximum sales charge of 4.75%)	2.59%	8.16%
Class A Shares Return After Taxes on Distributions (includes maximum sales charge of 4.75%)[2]	1.74%	6.92%
Class A Shares Return After Taxes on Distributions and Sale of Fund Shares (includes maximum sales charge of 4.75%)[2]	2.84%	6.50%

S&P 500® Index[3]	4.91%	11.12%

The table assumes that shareholders redeem all their fund shares at the end of the period indicated.
[1]	Both the chart and table assume reinvestment of dividends and distributions.
[2]	After-tax returns are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
[3]	A widely recognized, unmanaged index of common stocks generally representative of the U.S. stock market as a whole. The index does not reflect the deduction of fees and expenses associated with a mutual fund or the impact of taxes.
[4]	For the period January 1, 2006 through June 30, 2006, the aggregate (non-annualized) total return of the Fund was –0.43%.

Risk/Return Summary and Fund Expenses	Large Cap Growth Fund
Fees and Expenses
This table describes the fees and expenses that you may pay if you buy and hold shares of the Large Cap Growth Fund.

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	4.75%[1]

Maximum deferred sales charge (load)	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.55%[2]

Distribution and Service (12b-1) Fees	0.25%

Other Expenses	0.53%

Total Fund Operating Expenses	1.33%[3]

[1]	Lower sales charges are available depending upon the amount invested. For investments of $1 million or more, a contingent deferred sales charge (“CDSC”) is applicable to redemptions within 18 months of purchase. See “Distribution Arrangements.”
[2]	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to 0.55% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.75% of the Fund’s average daily net assets.
[3]	Without the Advisor’s contractual agreement to waive a portion of its investment management fees, the “Total Fund Operating Expenses” for the Class A Shares would have been 1.53%.

Expense Example

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions

	1	3	5	10
	Year	Years	Years	Years
Large Cap Growth Fund	$604	$917	$1,252	$2,196

Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Risk/Return Summary and Fund Expenses	Income Fund

Risk/Return Summary of the Signal Income Fund

Investment Objectives	The Income Fund seeks current income consistent with the preservation of capital.

Principal Investment Strategies	The Fund normally invests at least 65% of its total assets in debt securities of all types, including investment grade corporate bonds and U.S. Government bonds.

Principal Investment Risks	Because the value of the Fund’s investments will fluctuate with market conditions and interest rates, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments. Some of the Fund’s holdings may underperform its other holdings. Investments in the Fund are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Who May	Consider investing in the Fund if you are:
Want to Invest?	• looking to add a monthly income component to your portfolio • seeking higher potential returns than provided by money market funds
• willing to accept the risks of price and dividend fluctuations
This Fund will not be appropriate for someone:
• investing emergency reserves
• seeking safety of principal

Risk/Return Summary and Fund Expenses	Income Fund

The bar chart and table on this page show how the Income Fund has performed. The bar chart illustrates the risks of investing in the Fund by showing the Fund’s year-by-year total annual returns and how the annual performance has varied. The table below it compares the Fund’s performance (before and after taxes) over time since its inception on July 15, 2002 to that of the Lehman Brothers Intermediate Government/Credit Index3. The bar chart does not reflect the impact of any applicable sales charges, which would reduce returns.
Performance Bar Chart and Table1
Year-by-Year Total Returns as of 12/31
Past performance does not indicate how the Fund will perform in the future.

Average Annual Total Returns
(for the periods ending December 31, 2005)4

Best quarter:	Q2 2005	+2.48%
Worst quarter:	Q2 2004	–2.47%

		Since
		Inception
	Past	on
	Year	7/15/02

Income Fund
Class A Shares Return Before Taxes (includes maximum sales charge of 3.25%)	–1.94%	1.97%
Class A Shares Return After Taxes on Distributions (includes maximum sales charge of 3.25%)[2]	–3.22%	0.62%
Class A Shares Return After Taxes on Distributions and Sale of Fund Shares (includes maximum sales charge of 3.25%)[2]	–1.27%	0.90%

Lehman Brothers Intermediate Government/Credit Index[3]	1.58%	4.08%

The table assumes that shareholders redeem all their fund shares at the end of the period indicated.
[1]	Both the chart and table assume reinvestment of dividends and distributions.
[2]	After-tax returns are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
[3]	A widely recognized, unmanaged index generally representative of the bond market as a whole. The index does not reflect the deduction of fees and expenses associated with a mutual fund or the impact of taxes.
[4]	For the period January 1, 2006 through June 30, 2006, the aggregate (non-annualized) total return of the Fund was –0.33%.

Risk/Return Summary and Fund Expenses	Income Fund
Fees and Expenses
This table describes the fees and expenses that you may pay if you buy and hold shares of the Income Fund.

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	3.25%[1]

Maximum deferred sales charge (load)	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.25%[2]

Distribution and Service (12b-1) Fees	0.25%

Other Expenses	0.40%

Total Fund Operating Expenses	0.90%[3]

[1]	Lower sales charges are available depending upon the amount invested. For investments of $1 million or more, a contingent deferred sales charge (“CDSC”) is applicable to redemptions within 18 months of purchase. See “Distribution Arrangements.”
[2]	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to 0.25% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.50% of the Fund’s average daily net assets.
[3]	Without the Advisor’s contractual agreement to waive a portion of its investment management fees, the “Total Fund Operating Expenses” for the Class A Shares would have been 1.15%.

Expense Example

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions

	1	3	5	10
	Year	Years	Years	Years
Income Fund	$414	$655	$914	$1,656

Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Risk/Return Summary and Fund Expenses	Tax-Exempt Income Fund

Risk/Return Summary of the Signal Tax-Exempt Income Fund

Investment Objectives	The Tax-Exempt Income Fund seeks current income exempt from federal income tax.

Principal Investment Strategies	The Fund invests primarily in municipal obligations, the interest on which is exempt from federal income tax.

Principal Investment Risks	Because the value of the Fund’s investments will fluctuate with market conditions and interest rates, so will the value of your investment in the Fund. You could lose money on your investment in the Fund, or the Fund could underperform other investments. Some of the Fund’s holdings may underperform its other holdings. Investments in the Fund are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Who May	Consider investing in the Fund if you are:
Want to Invest?	• looking to add a monthly tax-exempt income component to your portfolio
• willing to accept risks of price and dividend fluctuations
This Fund will not be appropriate for someone:
• investing emergency reserves
• seeking safety of principal

Risk/Return Summary and Fund Expenses	Tax-Exempt Income Fund

The bar chart and table on this page show how the Tax-Exempt Income Fund has performed. The bar chart illustrates the risks of investing in the Fund by showing the Fund’s year-by-year total annual returns and how the annual performance has varied. The table below it compares the Fund’s performance (before and after taxes) over time since its inception on July 15, 2002 to that of its primary benchmark index, the Merrill Lynch 1-10 Year Municipal Index3. The bar chart does not reflect the impact of any applicable sales charges, which would reduce returns.
Performance Bar Chart and Table1
Year-by-Year Total Returns as of 12/31
Past performance does not indicate how the Fund
will perform in the future.

Average Annual Total Returns
(for the periods ending December 31, 2005)4

Best quarter:	Q3 2004	+3.15%
Worst quarter:	Q2 2004	–2.05%

		Since
		Inception
	Past	on
	Year	7/15/02

Tax-Exempt Income Fund
Class A Shares Return Before Taxes (includes maximum sales charge of 3.25%)	–1.97%	2.43%
Class A Shares Return After Taxes on Distributions (includes maximum sales charge of 3.25%)[2]	–2.01%	2.30%
Class A Shares Return After Taxes on Distributions and Sale of Fund Shares (includes maximum sales charge of 3.25%)[2]	–0.18%	2.51%

Merrill Lynch 1-10 Year Municipal Index[3]	1.64%	3.75%

The table assumes that shareholders redeem all their fund shares at the end of the period indicated.
[1]	Both the chart and table assume reinvestment of dividends and distributions.
[2]	After-tax returns are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
[3]	A widely recognized, unmanaged index generally representative of municipal securities having maturities of between one and ten years. The index does not reflect the deduction of fees and expenses associated with a mutual fund or the impact of taxes.
[4]	For the period January 1, 2006 through June 30, 2006, the aggregate (non-annualized) total return of the Fund was –0.61%.

Risk/Return Summary and Fund Expenses	Tax-Exempt Income Fund
Fees and Expenses
This table describes the fees and expenses that you may pay if you buy and hold shares of the Tax-Exempt Income Fund.

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	3.25%[1]

Maximum deferred sales charge (load)	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.10%[2]

Distribution and Service (12b-1) Fees	0.25%

Other Expenses	0.76%

Total Fund Operating Expenses	1.11%[3]

[1]	Lower sales charges are available depending upon the amount invested. For investments of $1 million or more, a contingent deferred sales charge (“CDSC”) is applicable to redemptions within 18 months of purchase. See “Distribution Arrangements.”
[2]	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to 0.10% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.50% of the Fund’s average daily net assets.
[3]	Without the Advisor’s contractual agreement to waive a portion of its investment management fees, the “Total Fund Operating Expenses” for the Class A Shares would have been 1.51%.

Expense Example

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions

	1	3	5	10
	Year	Years	Years	Years
Tax-Exempt Income Fund	$434	$749	$1,085	$2,035

Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Risk/Return Summary and Fund Expenses	Money Market Fund

Risk/Return Summary of the Signal Money Market Fund

Investment Objectives	The Money Market Fund seeks current income consistent with the preservation of capital. The Fund seeks to maintain a stable net asset value of $1.00 per share.

Principal Investment Strategies	The Fund invests in high quality money market instruments which have remaining maturities of 397 calendar days or less and the weighted average maturity of the Fund’s investments must be 90 days or less.

Principal Investment Risks	The yield paid by the Fund will vary with changes in interest rates. The value of your investment may decline if an issuer fails to pay interest or repay principal on its obligation or if the other party to a repurchase agreement fails to fulfill its obligations under the agreement.

An investment in the Fund is not a deposit of, or guaranteed or endorsed by Old National Trust Company or any of its affiliates and is not issued or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Who May	Consider investing in the Fund if you:
Want to Invest?	• are seeking current income and the preservation of capital • have a low risk tolerance
• are investing for a short-term purpose and are willing to accept lower potential returns in exchange for a high degree of safety
This Fund will not be appropriate for someone:
• investing for a long-term goal or for retirement
• seeking a high total return

Fund Performance	Class A Shares of the Money Market Fund are not currently being offered, and therefore, fund performance information is not yet presented.

Risk/Return Summary and Fund Expenses	Money Market Fund
Fees and Expenses
This table describes the fees and expenses that you may pay if you buy and hold shares of the Money Market Fund.

Shareholder Fees (fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases	None

Maximum deferred sales charge (load)	None
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

Management Fees	0.05%[1]

Distribution and Service (12b-1) Fees	0.25%

Other Expenses	0.46%

Total Fund Operating Expenses	0.76%[2]

[1]	The Advisor has entered into a contractual agreement with the Fund to limit the Advisor’s investment management fee for the Fund’s current fiscal year to an amount not to exceed 0.05% of the Fund’s average daily net assets. Without this fee waiver by the Advisor, the investment management fee for the Fund would have been 0.10% of the Fund’s average daily net assets.
[2]	Without the Advisor’s contractual agreement to waive a portion of its investment management fees, the “Total Fund Operating Expenses” for the Class A Shares would have been 0.81%.

Use this table to compare fees and expenses with those of other Funds. It illustrates the amount of fees and expenses you would pay, assuming the following:
•	$10,000 investment
•	5% annual return
•	redemption at the end of each period
•	no changes in the Fund’s operating expenses
•	reinvestment of dividends and distributions
Expense Example

	1	3	5	10
	Year	Years	Years	Years
Money Market Fund	$78	$254	$445	$997

Because this example is hypothetical and for comparison purposes only, your actual costs will be different.

Investment Objectives and Strategies
Signal Large Cap Growth Fund
Investment Objective
The investment objective of the Large Cap Growth Fund is to seek capital appreciation.
Policies and Strategies
The Advisor pursues the Fund’s investment objective by investing in a diversified portfolio of equity securities of large capitalization companies. For these purposes, the Advisor deems issuers with market capitalizations in excess of $5 billion to be large capitalization companies. The Advisor seeks investments in issuers that demonstrate superior sales and earnings growth rates, improving profitability, or above-average growth relative to their current market valuations.
Consistent with the Large Cap Growth Fund’s investment objective, the Fund:
•	invests substantially all, but in no event less than 80%, of its net assets in U.S. domestic equity securities of large capitalization companies
•	invests in the following types of equity securities: common stocks, preferred stocks, securities convertible into or exchangeable for common stocks, warrants and any rights to purchase common stocks
•	may engage in short sales against the box
•	may invest in fixed income securities consisting of corporate notes, bonds and debentures that are rated investment grade at the time of purchase
•	may invest in obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	may invest up to 20% of its total assets in the securities of foreign issuers and may acquire sponsored and unsponsored American Depositary Receipts and European Depositary Receipts
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of realizing additional income
•	may purchase securities on a when-issued or delayed basis in which a security’s price and yield are fixed on a specific date but payment and delivery are scheduled for a future date beyond the standard settlement period
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in money market instruments and repurchase agreements.

Investment Objectives and Strategies
Signal Income Fund
Investment Objective
The investment objective of the Income Fund is to seek current income consistent with the preservation of capital.
Policies and Strategies
The Fund invests primarily in debt securities of all types, including investment grade bonds and U.S. Government bonds.
Consistent with the Income Fund’s investment objective, the Fund:
•	invests substantially all, but in no event less than 65%, of its total assets in debt securities
•	invests in fixed income securities consisting of bonds, fixed income preferred stocks, debentures, notes, zero-coupon securities, mortgage-related and other asset-backed securities, state municipal or industrial revenue bonds, obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government, debt securities convertible into, or exchangeable for, common stocks, foreign debt securities, guaranteed investment contracts, income participation loans, first mortgage loans and participation certificates in pools of mortgages issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	invests only in debt securities which are rated at the time of purchase within the four highest rating categories assigned by one or more nationally recognized statistical rating organizations (NRSROs) or, if unrated, which the Advisor deems to be of comparable quality.
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of realizing additional income
•	may purchase securities on a when-issued or delayed-delivery basis in which a security’s price and yield are fixed on a specific date but payment and delivery are scheduled for a future date beyond the standard settlement period
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in money market instruments and repurchase agreements.

Investment Objectives and Strategies
Signal Tax-Exempt Income Fund
Investment Objective
The primary investment objective of the Tax-Exempt Income Fund is to seek current income exempt from federal income tax.
Policies and Strategies
The Fund invests primarily in municipal obligations, the interest on which is exempt from federal income tax.
Consistent with the Tax-Exempt Income Fund’s investment objective, the Fund:
•	invests substantially all, but in no event less than 80%, of its net assets in tax-exempt securities
•	invests only in debt securities which are rated at the time of purchase within the four highest rating categories assigned by one or more nationally recognized statistical rating organizations (NRSROs) or, if unrated, which the Advisor deems to be of comparable quality
•	may invest in obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	may invest in the securities of foreign issuers and may acquire sponsored and unsponsored American Depositary Receipts
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of realizing additional income
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in money market instruments and repurchase agreements.

Investment Objectives and Strategies
Signal Money Market Fund
Investment Objective
The investment objective of the Money Market Fund is to seek current income consistent with the preservation of capital. The Fund seeks to maintain a stable net asset value of $1.00 per share.
Policies and Strategies
The Fund invests in high quality money market instruments which have remaining maturities of 397 calendar days or less and the weighted average maturity of the Fund’s investments must be 90 days or less.
Consistent with the Money Market Fund’s investment objective, the Fund:
•	may invest in obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government
•	may invest in short-term corporate obligations, such as commercial paper, notes and bonds
•	may invest in negotiable certificates of deposit, time deposits and bankers’ acceptances issued by U.S. banks and U.S. branches of foreign banks
•	may invest in other debt obligations such as master demand notes, short-term funding agreements, variable and floating rate securities and private placement investments
•	may engage in options transactions
•	may engage in futures transactions as well as invest in options on futures contracts solely for hedging purposes
•	may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income
•	may engage in repurchase transactions pursuant to which the Fund purchases a security and simultaneously commits to resell that security to the seller (either a bank or a securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase)
•	may invest in other investment companies
In the event that the Advisor determines that current market conditions are not suitable for the Fund’s typical investments, the Advisor may instead, for temporary defensive purposes during such unusual market conditions, invest all or any portion of the Fund’s assets in investments that are not part of its principal investment strategy including cash (which will not earn any income).

Investment Objectives and Strategies
Investment Risks
Risk Factors: All Funds
An investment in the Funds is subject to investment risks, including the possible loss of the principal amount invested.
Generally, the Funds will be subject to the following risks:
Equity Risk: The value of the equity securities held by the Large Cap Growth Fund, and thus of the Fund’s shares, can fluctuate-at times dramatically. The prices of equity securities are affected by various factors, including market conditions, political and other events, and developments affecting the particular issuer or its industry or geographic sector. The fact that the Advisor follows a specific discipline can provide no assurance against a decline in the value of the Fund’s shares.
Market Risk: Market risk refers to the risk related to investments in securities in general and the daily fluctuations in the securities markets. The Funds’ performance will change daily based on many factors, including fluctuation in interest rates, the quality of the instruments in each Fund’s investment portfolio, national and international economic conditions and general market conditions.
Foreign Securities Risk: Investments in securities of non-U.S. issuers have special risks. These risks include international economic and political developments, foreign government actions including restrictions on payments to non-domestic persons such as the Fund, less regulation, less information, currency fluctuations and interruptions in currency flow. Investments in foreign securities also entail higher costs. The Fund’s investments in foreign securities may be in the form of sponsored or unsponsored depositary receipts, such as American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). Ownership of unsponsored depositary receipts may not entitle the Fund to financial and other reports from the issuer of the underlying security, and certain costs related to the receipts that would otherwise be borne by the issuer of a sponsored depositary receipt may be passed through, in whole or in part, to holders of the receipts.
Interest Rate Risk: Interest rate risk refers to the risk that the value of the Funds’ fixed income securities can change in response to changes in prevailing interest rates causing volatility and possible loss of value as rates increase.
Credit Risk: Credit risk refers to the risk related to the credit quality of the issuer of a security held in a Fund’s portfolio. The Funds could lose money if the issuer of a security is unable to meet its financial obligations.
Investments in the Funds are not deposits of Old National Trust Company or any of its affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

Shareholder Information
Pricing of Fund Shares

How NAV is calculated
The NAV is calculated by adding the total value of a Fund’s investments and other assets, subtracting its liabilities and then dividing that figure by the number of outstanding shares of the Fund:

NAV =
Total Assets – Liabilities
Number of Shares
Outstanding
You may find each Fund’s NAV daily in certain newspapers.

Purchasing and Adding to Your Shares
You may purchase the Funds through the Distributor or through investment representatives, who may charge fees and may require higher minimum investments or impose other limitations on buying and selling shares. If you purchase shares through an investment representative, that party is responsible for transmitting orders by close of business and may have an earlier cut-off time for purchase and sale requests. Consult your investment representative for specific information.

Per share net asset value (NAV) for each of the Variable NAV Funds is determined and their shares are priced at the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern time on days the Exchange and the Federal Reserve Bank of Chicago are open for business and at 2:00 p.m. Eastern time in the case of the Money Market Fund.

Your order for purchase, sale or exchange of shares is priced at the next NAV calculated after your order is accepted by the Fund plus any applicable sales charge as noted in the section on “Distribution Arrangements/Sales Charges.” This is what is known as the offering price.

Each Variable NAV Fund’s securities are generally valued at current market prices. If market quotations are not available, prices will be based on fair value as determined in accordance with procedures established by, and under the supervision of, the Funds’ Trustees. The Money Market Fund values its securities using amortized cost. This method involves valuing an instrument at its cost and thereafter applying a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

	Minimum	Minimum
	Initial	Subsequent
Account Type	Investment	Investment

Regular (non-retirement)	$1,000	$25

Retirement	$1,000	$25

Automatic Investment Plan Regular	$25	$25

Automatic Investment Plan Retirement	$250	$25

All purchases must be in U.S. dollars. A fee will be charged for any checks that do not clear. Third-party checks, starter checks, traveler’s checks, money orders, cash and credit card convenience checks are not accepted.
A Fund may waive its minimum purchase requirement and it may reject a purchase order if it considers it in the best interest of the Fund and its shareholders.

Shareholder Information
Purchasing and Adding to Your Shares
continued
Instructions for Opening or Adding to an Account
By Regular Mail
Initial Investment:
1.	Carefully read and complete the application. Establishing your account privileges now saves you the inconvenience of having to add them later.

2.	Make check or certified check payable to “[name of Fund].”

3.	Mail to: The Signal Funds, P.O. Box 182094, Columbus, OH 43218-2094
Subsequent:
1.	Use the investment slip attached to your account statement. Or, if unavailable,

2.	Include the following information on a piece of paper:
•	Fund name
•	Amount invested
•	Account name
•	Account number
Include your account number on your check.

3.	Mail to: The Signal Funds, P.O. Box 182094, Columbus, OH 43218-2094
By Overnight Service
See instructions 1-2 above for subsequent investments.
4.	Send to: The Signal Funds,

Attn: Shareholder Services, 3435 Stelzer Road, Columbus, OH 43219.
By Wire Transfer
Note: Your bank may charge a wire transfer fee.
Please call 1-888-426-9709 for instructions on opening an account or purchasing additional shares by wire transfer.

Shareholder Information
Purchasing and Adding to Your Shares
continued
You can add to your account by using the convenient options described below. The Funds reserve the right to change or eliminate these privileges at any time with 60 days notice.
Automatic Investment Plan
You can make automatic investments in the Funds from your bank account. Automatic investments can be as little as $25, once you’ve invested the $25 minimum required to open the account.
To invest regularly from your bank account:
■	Complete the Automatic Investment Plan portion on your Account Application.

Make sure you note:
•	Your bank name, address and ABA number

•	Your checking or savings account number

•	The amount you wish to invest automatically (minimum $25)

•	How often you want to invest (monthly or quarterly)

•	Attach a voided personal check or savings deposit slip.

Dividends and Distributions
All dividends and distributions will be automatically reinvested unless you request otherwise. Capital gains are distributed at least annually.
Distributions are made on a per share basis regardless of how long you’ve owned your shares.
Therefore, if you invest shortly before the distribution date, some of your investment will be returned to you in the form of a distribution and may be subject to income tax.

Shareholder Information

Selling Your Shares
Instructions for Selling Shares
You may sell your shares at any time. Your sales price will be the next NAV after your sell order is received by the Fund, its transfer agent, or your investment representative. Normally you will receive your proceeds within a week after your request is received. See section on ‘‘General Policies on Selling Shares’’ below.

Withdrawing Money from Your Fund Investment

As a mutual fund shareholder, you are technically selling shares when you request a withdrawal in cash. This is also known as redeeming shares or a redemption of shares.

By telephone (unless you have declined telephone sales privileges)
1.	Call 1-888-426-9709 with instructions as to how you wish to receive your funds (check, wire, electronic transfer).
By mail
1.	Call 1-888-426-9709 to request redemption forms or write a letter of instruction indicating:
•	your Fund and account number
•	amount you wish to redeem
•	address where your check should be sent
•	account owner signature
2.	Mail to: The Signal Funds, P.O. Box 182094 Columbus, OH 43218-2094
By overnight service
See instruction 1 above under ‘‘By mail.’’
2.	Send to: The Signal Funds, Attn: Shareholder Services, 3435 Stelzer Road, Columbus, OH 43219
Wire transfer
You must indicate this option on your application.
The Fund may charge a wire transfer fee.
Note: Your financial institution may also charge a separate fee.
Call 1-888-426-9709 to request a wire transfer.
If you call by 4 p.m. Eastern time, your payment will normally be wired to your bank on the next business day.
Check Writing (Money Market Fund)
You may write checks in amounts of $100 or more on your account in the Money Market Fund. To obtain checks, complete the signature card section of the Account Application or contact the Funds to obtain a signature card. Dividends and distributions will continue to be paid up to the day the check is presented for payment. You may not close your Money Market Fund account by writing a check.
Automatic Withdrawal Plan
You can receive automatic payments from your account on a monthly or quarterly basis. The minimum withdrawal is $100. To activate this feature:
•	Make sure you’ve checked the appropriate box and completed the Automatic Withdrawal section of the Account Application. Or call 1-888-426-9709.
•	Include a voided personal check.
•	Your account must have a value of $5,000 or more to start withdrawals.
•	If the value of your account falls below $500, you may be asked to add sufficient funds to bring the account back to $500, or the Fund may close your account and mail the proceeds to you.

Shareholder Information
General Policies on Selling Shares
Redemptions In Writing Required
You must request redemptions in writing in the following situations:
1.	Redemptions from Individual Retirement Accounts (“IRAs”).

2.	Redemption requests requiring a signature guarantee. Signature guarantees are required in the following situations:
•	Your account address has changed within the last 15 business days
•	The check is not being mailed to the address on your account
•	The check is not being made payable to the owner(s) of the account
•	The redemption proceeds are being transferred to another Fund account with a different registration
•	The redemption proceeds are being wired to bank instructions currently not on your account
A signature guarantee can be obtained from a financial institution, such as a bank, broker-dealer, or credit union, which are members of the STAMP (Securities Transfer Agents Medallion Program), MSP (New York Stock Exchange Medallion Program) or SEMP (Stock Exchanges Medallion Program), but not from a notary public. Members are subject to dollar limitations which must be considered when requesting their guarantee. The Transfer Agent may reject any signature guarantee if it believes the transaction would otherwise be improper.
Verifying Telephone Redemptions
The Funds make every effort to insure that telephone redemptions are only made by authorized shareholders. All telephone calls are recorded for your protection and you will be asked for information to verify your identity. Given these precautions, unless you have specifically indicated on your application that you do not want the telephone redemption feature, you may be responsible for any fraudulent telephone orders. If appropriate precautions have not been taken, the Transfer Agent may be liable for losses due to unauthorized transactions.
Redemptions Within 10 Days of Shares Purchased by Check
When you have made your investment by check, you cannot redeem any portion of it until the Transfer Agent is satisfied that the check has cleared (which may require up to 10 business days). You can avoid this delay by purchasing shares with a federal funds wire.
Refusal of Redemption Request
Payment for shares may be delayed under extraordinary circumstances or as permitted by the SEC in order to protect remaining shareholders.
Redemption in Kind
The Funds reserve the right to make payment in securities rather than cash, known as “redemption in kind.” This could occur under extraordinary circumstances, such as a very large redemption that could affect a Fund’s operations (for example, more than 1% of the Fund’s net assets). If a Fund deems it advisable for the benefit of all shareholders, redemption in kind will consist of securities equal in market value to your shares. When you convert these securities to cash, you will pay brokerage charges.

Shareholder Information
General Policies on Selling Shares
continued
Closing of Small Accounts
If your account falls below $500, the Fund may ask you to increase your balance. If it is still below $500 after 60 days, the Fund may close your account and send you the proceeds at the current NAV.
Undeliverable Distribution Checks
For any shareholder who chooses to receive distributions in cash: If distribution checks are returned and marked as “undeliverable” or remain uncashed for six months, your account may be changed automatically so that all future distributions are reinvested in your account.
Distribution Arrangements/Sales Charges
This section describes the sales charges and fees you will pay as an investor in the Funds and ways to qualify for reduced sales charges.
Calculation of Sales Charges
Class A Shares
Class A shares are sold at their public offering price. This price includes the initial sales charge. Therefore, part of the money you invest will be used to pay the sales charge. The remainder is invested in Fund shares. The sales charge decreases with larger purchases. There is no sales charge on reinvested dividends and distributions.
The current sales charge rates for the Large Cap Growth Fund, Income Fund and Tax-Exempt Income Fund are as follows:

			Income Fund and Tax-Exempt
	Large Cap Growth Fund		Income Fund
	Sales Charge	Sales Charge	Sales Charge	Sales Charge
Your	as a % of	as a % of	as a % of	as a % of
Investment	Offering Price	Your Investment	Offering Price	Your Investment

Less than $25,000	4.75%	4.99%	3.25%	3.36%

$25,000 but less than $100,000	4.50%	4.71%	3.00%	3.09%

$100,000 but less than $250,000	3.50%	3.63%	2.75%	2.83%

$250,000 but less than $500,000	2.50%	2.56%	2.25%	2.30%

$500,000 but less than $1,000,000	1.00%	1.01%	2.00%	2.04%

$1,000,000 and above[1]	None	None	None	None

[1]	There is no initial sales charge on purchases of $1 million or more. However, a contingent deferred sales charge (‘‘CDSC’’) of up to 1.00% of the purchase price will be charged to the shareholder if shares are redeemed in the first 18 months after purchase of the Large Cap Growth Fund or up to 0.75% if redeemed in the first 18 months after purchase of the Income Fund or the Tax-Exempt Income Fund.

Shareholder Information
Distribution Arrangements/Sales Charges
continued
Sales Charge Reductions
Reduced sales charges for Class A shares are available to shareholders with investments of $25,000 or more. In addition, you may qualify for reduced sales charges under the following circumstances.
Letter of Intent – You inform the Fund in writing that you intend to purchase enough shares over a 13-month period to qualify for a reduced sales charge. Shares purchased under the non-binding Letter of Intent will be held in escrow until the total investment has been completed. In the event the Letter of Intent is not completed, sufficient escrowed shares will be redeemed to pay any applicable front-end sales charges.
Rights of Accumulation – When the value of shares you already own plus the amount you intend to invest reaches the amount needed to qualify for reduced sales charges, your added investment will qualify for the reduced sales charge.
Sales Charge Waivers
The sales charge will not apply to purchases of Class A shares by:
(1)	BISYS or any of its affiliates;

(2)	Trustees or officers of the Funds;

(3)	directors or officers of BISYS or the Adviser, or affiliates or bona fide full-time employees of any of the foregoing who have acted as such for not less than 90 days (including members of their immediate families and their retirement plans or accounts);

(4)	retirement accounts or plans (or monies from retirement accounts or plans) for which there is a written service agreement between the Group or Distributor and the plan sponsors, so long as such shares are purchased through the Funds;

(5)	any person purchasing shares within approved asset allocation or ‘‘wrap fee’’ programs sponsored by a financial services organization; or

(6)	accounts for which the Adviser or any of its affiliates act in a fiduciary, advisory, agency or similar capacity.
The sales charge also does not apply to shares sold to representatives of selling brokers and members of their immediate families.
The Distributor and the Adviser, at their expense, may provide compensation to dealers in connection with sales of Shares of the Funds.

Shareholder Information
Distribution Arrangements/Sales Charges
continued
Reinstatement Privilege
If you have sold Class A shares and decide to reinvest in a Fund within a 120 day period, you will not be charged the applicable sales load on amounts up to the value of the shares you sold. You must provide a written reinstatement request and payment within 120 days of the date your instructions to sell were processed.
Distribution and Service (12b-1) Fees
12b-1 fees compensate dealers and investment representatives for services and expenses relating to the sale and distribution of a Fund’s shares and/or for providing shareholder services. 12b-1 fees are paid from Fund assets on an ongoing basis, and will increase the cost of your investment. Class A shares pay a 12b-1 fee of up to .25% of the average daily net assets of a Fund. The Distributor may use up to .25% of the 12b-1 fee for shareholder servicing and for distribution. Long-term shareholders may pay indirectly more than the equivalent of the maximum permitted front-end sales charge due to the recurring nature of 12b-1 distribution and service fees.

Exchanging Your Shares
You can exchange your shares in one Fund for shares of another Signal Fund in the same class. No transaction fees are charged for exchanges, however, if you exchange Class A Shares between Funds with different sales charges you will pay the difference in the sales charge.
You must meet the minimum investment requirements for the Fund into which you are exchanging. Exchanges from one Fund to another are taxable.
Instructions for Exchanging Shares
Exchanges may be made by sending a written request to The Signal Funds, 3435 Stelzer Road, Columbus OH 43219, or by calling 1-888-426-9709. Please provide the following information:
•	Your name and telephone number
•	The exact name on your account and account number
•	Taxpayer identification number (usually your Social Security number)
•	Dollar value or number of shares to be exchanged
•	The name of the Fund from which the exchange is to be made
•	The name of the Fund into which the exchange is being made
See “Selling Your Shares” for important information about telephone transactions.

Shareholder Information
Exchanging Your Shares
continued
Notes on exchanges
•	The registration and tax identification numbers of the two accounts must be identical.
•	The Exchange Privilege (including automatic exchanges) may be changed or eliminated at any time upon a 60-day notice to shareholders.
Frequent Trading Policy
Frequent trading into and out of a Fund can have adverse consequences for that Fund and for long-term shareholders in the Fund. The Funds believe that frequent or excessive short-term trading activity by shareholders of a Fund may be detrimental to long-term shareholders because those activities may, among other things: (a) dilute the value of shares held by long-term shareholders; (b) cause the Funds to maintain larger cash positions than would otherwise be necessary; (c) increase brokerage commissions and related costs and expenses, and (d) incur additional tax liability. The Funds therefore discourage frequent purchase and redemptions by shareholders and they do not make any effort to accommodate this practice. To protect against such activity, the Board of Trustees has adopted policies and procedures that are intended to permit the Funds to curtail frequent or excessive short-term trading by shareholders. At the present time the Funds do not impose limits on the frequency of purchases and redemptions, nor do they limit the number of exchanges into any of the Funds. The Funds reserve the right, however, to impose certain limitations at any time with respect to trading in shares of the Funds, including suspending or terminating trading privileges in Fund shares, for any investor whom the Funds believe has a history of abusive trading or whose trading, in the judgment of the Funds, has been or may be disruptive to the Funds. The Funds’ ability to detect and prevent any abusive or excessive short-term trading may be limited to the extent such trading involves Fund shares held through omnibus accounts of a financial intermediary.
Signal Individual Retirement Account (‘‘IRA’’)
A Signal IRA enables individuals, even if they participate in an employer-sponsored retirement plan, to establish their own retirement programs. A Signal IRA contribution may be tax-deductible and earnings are tax-deferred. Under the Tax Reform Act of 1986, the tax deductibility of IRA contributions is restricted or eliminated for individuals who participate in certain employer pension plans and whose annual income exceeds certain limits. Existing IRAs and future contributions up to the IRA maximums, whether deductible or not, still earn income on a tax-deferred basis.
The Signal Funds offer traditional, Roth, Coverdell, SIMPLE and SEP IRAs.
All Signal IRA distribution requests must be made in writing to The Signal Funds. Any additional deposits to a Signal IRA must distinguish the type and year of the contribution.
For more information on a Signal IRA call the Funds at 1-888-426-9709. Shareholders are advised to consult a tax advisor regarding IRA contribution and withdrawal requirements and restrictions.

Shareholder Information
Dividends, Distributions and Taxes
Any income a Fund receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Income dividends on the Funds (other than the Large Cap Growth Fund) are usually paid monthly. Dividends on the Large Cap Growth Fund are paid quarterly. Capital gains for all Funds are distributed at least annually.
Dividends and distributions are treated in the same manner for federal income tax purposes whether you receive them in cash or in additional shares.
An exchange of shares is considered a sale, and any related gains may be subject to applicable taxes.
Dividends are taxable as ordinary income. Taxation on capital gains will vary with the length of time the Fund has held the security – not how long the shareholder has been in the Fund.
Dividends are taxable in the year they are paid or credited to your account. However, dividends declared in October, November or December to shareholders of record in such a month and paid by January 31st are taxable on December 31st of the year they are declared.
Currently effective tax legislation generally provides for a maximum tax rate for individual taxpayers of 15% on long-term gains and from certain qualifying dividends on corporate stock. These rate reductions do not apply to corporate taxpayers. The following are guidelines for how certain distributions by the Funds are generally taxed to individual taxpayers:
•	Distributions of earnings from qualifying dividends and qualifying long-term capital gains will be taxed at a maximum rate of 15%.
•	Note that distributions of earnings from dividends paid by certain “qualified foreign corporations” can also qualify for the lower tax rates on qualifying dividends.
•	A shareholder will also have to satisfy a greater than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower tax rate.
•	Distributions of earnings from non-qualifying dividends, interest income, other types of ordinary income and short-term capital gains will be taxed at the ordinary income tax rate applicable to the taxpayer.
You will be notified in January each year about the federal tax status of distributions made by the Fund. Depending on your residence for tax purposes, distributions also may be subject to state and local taxes, including withholding taxes.
Foreign shareholders may be subject to special withholding requirements. There is a penalty on certain pre-retirement distributions from retirement accounts. Consult your tax advisor about the federal, state and local tax consequences in your particular circumstances.
The Funds are required to withhold 28% of taxable dividends, capital gains distributions and redemptions paid to shareholders who have not provided the Funds with their certified taxpayer identification number in compliance with IRS rules. To avoid this, make sure you provide your correct Tax Identification Number (Social Security Number for most investors) on your account application.

Fund Management
The Investment Advisor
Signal Capital Management, Inc. (the “Advisor”), One Main Street, Evansville, Indiana 47708, is the investment advisor for each Fund. The Advisor is a wholly owned subsidiary of Old National Trust Company. Old National Trust Company is a subsidiary corporation of Old National Bancorp, the largest multi-bank holding company headquartered in Indiana. Old National Trust Company has provided trust services for over 85 years and with its affiliates manages over $2.7 billion in client assets.
The Advisor has retained Mercantile Capital Advisors, Inc. (“Mercantile”), Two Hopkins Plaza, Baltimore, Maryland 21201, to serve as sub-investment advisor to the Money Market Fund. Mercantile and its predecessors have been in the business of managing the investments of fiduciary and other accounts since 1864.
The Advisor makes the day-to-day investment decisions for the Large Cap Growth Fund, Income Fund, and the Tax-Exempt Income Fund and oversees Mercantile’s investments for the Money Market Fund. In addition, the Advisor continuously reviews, supervises and administers each Fund’s investment programs. For these advisory services, the Funds paid the following fees during the fiscal year ended March 31, 2006 after the imposition of certain contractual fee waivers by the Advisor of its advisory fees:

As a
Percentage of
Average Net Assets*

Large Cap Growth Fund	0.55%

Income Fund	0.25%

Tax-Exempt Income Fund	0.07%

Money Market Fund	0.05%

*	Without the imposition of these contractual fee waivers by the Advisor, total advisory fees for the Funds on an annual basis are 0.75% for the Large Cap Growth Fund, 0.50% for the Income Fund and the Tax-Exempt Income Fund and 0.10% for the Money Market Fund.
The Advisor is also entitled to receive 0.05% of each Fund’s average daily net assets (0.10% in the case of the Money Market Fund) in connection with certain administrative services that are provided to the Funds.
Information regarding the factors considered by the Board of Trustees of the Funds in connection with their most recent renewal of the Investment Advisory Agreement with respect to the Funds is provided in the Funds’ Annual Report to Shareholders for the fiscal year ended March 31, 2006.

Fund Management
Portfolio Managers
The Advisor uses a team approach to investment management. The individual members of the team who are primarily responsible for the day-to-day management of the Large Cap Growth Fund are:

Stephen A. Keck, CFA	Senior Vice President and Chief Investment Strategist of Signal Capital Management, Inc., Purdue University, B.S. (1979); Michigan State University, M.B.A. (1980) Signal Capital Management, Inc. (2002-present); Old National Trust Company (1981-2002)

Mark W. Cremonie, CFA, CMT	Vice President and Senior Investment Officer of Signal Capital Management, Inc., Indiana University, B.S. (1978); Indiana University, M.B.A. (1980); Signal Capital Management, Inc. (2002-present); Old National Trust Company (1997-2002); National City Trust (1994-1997); Foxhall Investment Management (1993-1994); CSI Asset Management (1988-1992); William O’Neil and Co. (1987-1988); Capital Supervisors, Inc. (1983-1987); Indiana National Bank (1981-1983)
The individual members of the team who are primarily responsible for the day-to-day management of the Income Fund and the Tax-Exempt Income Fund are:

Charlotte Weems, CFA	Vice President and Investment Officer of Signal Capital Management, Inc., Ball State University, B.S. (1998); Signal Capital Management, Inc. (2002-present); Old National Trust Company (2000-2002); AccuTech Systems Corp (1999-2000); American National Trust and Investment Management (1997-1999)

John Claybon, CFA	Vice President and Senior Investment Officer of Signal Capital Management, Inc., University of Southern Indiana, B.A. (1987); Signal Capital Management, Inc. (2002-present); Old National Trust Company (1999-2002); Old National Bancorp (1993-1999).

David Franklin	Investment Officer of Signal Capital Management, Inc., University of Evansville B.S. (2002); Signal Capital Management, Inc. (2002-present).
The Statement of Additional Information has more detailed information about the Advisor and the other service providers as well as additional information about the portfolio managers’ compensation arrangements, other accounts managed, as applicable, and ownership of securities of the Funds that they manage.

Fund Management
The Distributor and Administrator
BISYS Fund Services, Limited Partnership is each Fund’s distributor and BISYS Fund Services Ohio, Inc. is each Fund’s administrator. Their address is 3435 Stelzer Road, Columbus, OH 43219.
Capital Structure. The Coventry Group was organized as a Massachusetts business trust on January 8, 1992 and overall responsibility for the management of the Funds is vested in the Board of Trustees. Shareholders are entitled to one vote for each full share held and a proportionate fractional vote for any fractional shares held and will vote in the aggregate and not by series except as otherwise expressly required by law.
The Funds offer two classes of shares, Class A and Class I Shares, each of which have different expenses that affect performance. For further information, telephone 1-888-426-9709.
Disclosure of Fund Portfolio Holdings
A complete list of each Fund’s portfolio holdings is publicly available on a quarterly basis through filings made with the SEC on Forms N-CSR and N-Q. A description of the Funds’ policies and procedures with respect to the disclosure of the Funds’ portfolio securities is provided in the Statement of Additional Information (SAI).

Financial Highlights	Large Cap Growth Fund
The financial highlights tables on the following pages are intended to help you understand each Fund’s financial performance since its inception. Certain information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information presented in the financial highlights tables for the fiscal year ended March 31, 2006 was audited by Ernst & Young LLP, independent registered public accountants, whose report, along with each Fund’s financial statements, is included in the Funds’ annual report, which is available upon request. The information for all periods prior to April 1, 2005 was audited by the Funds’ prior auditors.

	Class A
	For the Year	For the Year	For the Year	For the Period
	Ended	Ended	Ended	Ended March 31,
	March 31, 2006	March 31, 2005	March 31, 2004	2003(d)

Net asset value, beginning of period	$11.35	$11.29	$9.05	$10.00

Investment activities:
Net investment income (loss)	(0.07)	(0.01)	(0.01)	—	(e)
Net realized and unrealized gains (losses) on investments	1.49	1.00	2.58	(0.95)

Total from Investment Activities	1.42	0.99	2.57	(0.95)

Distributions:
Net investment income	— (e)	—	— (e)	—	(e)
Net realized gains on investments	(0.69)	(0.93)	(0.33)	—

Total Distributions and Dividends	(0.69)	(0.93)	(0.33)	—

Net Asset Value, End of Period	$12.08	$11.35	$11.29	$9.05

Total Return (excludes sales charge)	12.65%	8.74%	28.60%	(9.40)	%(a)
Ratios/supplementary data:
Net Assets, End of Period (000’s)	$756	$566	$466	$224
Ratio of expenses to average net assets	1.34%	1.43%	1.44%	1.45	%(b)
Ratio of net investment income to average net assets	(0.60)%	(0.15)%	(0.16)%	0.11	%(b)
Ratio of expenses to average net assets*	1.54%	1.63%	1.64%	1.67	%(b)
Portfolio Turnover(c)	36.43%	39.77%	39.64%	34.11	%(a)

*	During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(a)	Not annualized.
(b)	Annualized.
(c)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.
(d)	For the period July 15, 2002 (commencement of operations) through March 31, 2003.
(e)	Amount is less than $0.005.

Financial Highlights	Income Fund

	Class A
	For the Year	For the Year	For the Year	For the Period
	Ended	Ended	Ended	Ended
	March 31, 2006	March 31, 2005	March 31, 2004	March 31, 2003(d)

Net asset value, beginning of period	$9.77	$10.19	$10.21	$10.00

Investment activities:
Net investment income	0.37	0.35	0.34	0.31
Net realized and unrealized gains (losses) on investments	(0.20)	(0.42)	(0.02)	0.25

Total from Investment Activities	0.17	(0.07)	0.32	0.56

Distributions:
Net investment income	(0.37)	(0.35)	(0.34)	(0.31)
Net realized gains on investments	—	—	— (e)	(0.04)

Total Distributions and Dividends	(0.37)	(0.35)	(0.34)	(0.35)

Net Asset Value, End of Period	$9.57	$9.77	$10.19	$10.21

Total Return (excludes sales charge)	1.76%	(0.64)%	3.17%	5.65	%(a)
Ratios/supplementary data:
Net Assets, End of Period (000’s)	$319	$321	$263	$218
Ratio of expenses to average net assets	0.90%	0.95%	0.98%	1.07	%(b)
Ratio of net investment income to average net assets	3.81%	3.56%	3.31%	3.54	%(b)
Ratio of expenses to average net assets*	1.15%	1.20%	1.23%	1.32	%(b)
Portfolio Turnover(c)	24.47%	14.91%	43.76%	7.47	%(a)

*	During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(a)	Not annualized.
(b)	Annualized.
(c)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.
(d)	For the period July 15, 2002 (commencement of operations) through March 31, 2003.
(e)	Amount is less than $0.005.

Financial Highlights	Tax-Exempt Income Fund

	Class A
	For the Year	For the Year	For the Year	For the Period
	Ended	Ended	Ended	Ended
	March 31, 2006	March 31, 2005	March 31, 2004	March 31, 2003(d)

Net asset value, beginning of period	$9.89	$10.22	$10.18	$10.00

Investment activities:
Net investment income	0.31	0.32	0.33	0.27
Net realized and unrealized gains (losses) on investments	(0.13)	(0.25)	0.08	0.21

Total from Investment Activities	0.18	0.07	0.41	0.48

Distributions:
Net investment income	(0.31)	(0.32)	(0.33)	(0.27)
Net realized gains on investments	(0.02)	(0.08)	(0.04)	(0.03)

Total Distributions and Dividends	(0.33)	(0.40)	(0.37)	(0.30)

Net Asset Value, End of Period	$9.74	$9.89	$10.22	$10.18

Total Return (excludes sales charge)	1.82%	0.73%	4.14%	4.85	%(a)
Ratios/supplementary data:
Net Assets, End of Period (000’s)	$144	$136	$137	$57
Ratio of expenses to average net assets	1.08%	1.12%	1.09%	1.09	%(b)
Ratio of net investment income to average net assets	3.11%	3.21%	3.25%	3.36	%(b)
Ratio of expenses to average net assets*	1.51%	1.62%	1.58%	1.52	%(b)
Portfolio Turnover(c)	11.64%	18.11%	9.11%	8.54	%(a)

*	During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(a)	Not annualized.
(b)	Annualized.
(c)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.
(d)	For the period July 15, 2002 (commencement of operations) through March 31, 2003.

Return completed form to: The Signal Funds P.O. Box 182094 Columbus, Ohio 43218-2094 For assistance call: 1-888-426-9709	Account Application
Class A Shares
1      Account Registration and Information    (Do not use this form for an IRA or to establish a retirement plan.)
Type of Registration (check one)

☐ Individual	☐ Tenants in Common	☐ Corporation*	☐ Custodian for Minor (UGMA)
☐ Joint Tenants with Right of Survivorship	☐ Partnership*	☐ Trust*	☐ Other (Specify)*

*	Please attach a copy of the appropriate bylaws, corporate resolutions, authorized traders or trust documents establishing authority to open this account. In addition, provide a copy of the IRS Issuance Letter for your Employee or Tax Identification number. If such agreements or resolutions are not in existence, please contact the Fund at 1-888-426-9709 to request the appropriate form.
Important Information About Procedures For Opening a New Account. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you:When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you.We may also ask to see your driver’s license or other identifying documents.

Individual–(First Name/Initial/Last Name)

Joint Owner–If any (First Name/Initial/Last Name)

Social Security or Taxpayer ID Number (Required by law)	Date of Birth

Social Security Number of Joint Owner	Date of Birth

Name of Custodian (only one)

as Custodian for

Name of Minor (only one)	Minor’s State of Residence

Minor’s Social Security Number	Minor’s Date of Birth

Name of Organization

Name of Trustee

Tax ID Number	Date of Trust

Residential/Business, Number and Street (required)	Apt. #	City	State	Zip

Daytime Telephone Number	(	)	Evening Phone Number	(	)

Citizenship Employment (Required by National Association of Securities Dealers, Inc.)
☐ U.S. Citizen            ☐ Non-Resident Alien (Attach a W-8 form. Dividends are subject to tax withholding.)            ☐ Resident Alien
☐ Yes, I am an associated person of a NASD member.
Note: For non-resident aliens, in addition to submitting an IRS FormW8, the following is required: a taxpayer identification number, passport number and country of issuance, alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard. Please indicate form of identification:
☐ Alien ID Card            ☐ Passport            ☐ Other

Alternate Identification Number:	Issuing body:	Country of Origin:

Are you or an immediate family member affiliated with or working for a member firm of a stock exchange or the National Association of Securities Dealers, Inc.?
☐ No  ☐ Yes

Employer’s Name (account owner)	Occupation

Employer’s Address	City	State	Zip

Employer’s Name (joint owner)	Occupation

Employer’s Address	City	State	Zip

2     Fund Selection  Indicate the Fund(s) in which you are investing $1000 minimum initial investment per Fund; see prospectus for exceptions. If no fund is selected you will automatically be invested in the Money Market Fund.

Class A			Select one of the following payment methods:
Shares
☐	Large Cap Growth Fund	$	☐	By Check: Make check payable to The Signal Funds

☐	Income Fund	$	☐	By Wire: Complete this form and call 1-888-426-9709 for wire instructions and to place an order.

☐	Tax-Exempt Income Fund	$

☐	Money Market Fund	$	Check box if establishing a letter of intent ☐ and complete Section 11.

	TOTAL INVESTMENT	$

3     Telephone Redemption and Exchange     (If left blank, you will automatically receive telephone privileges.)
                I elect the telephone privileges as described in the prospectus                                                         ☐ Yes                                                                                                     ☐ No

4     Distribution Selection  (Your dividends and capital gains will be automatically reinvested into your account unless you indicate otherwise.)

Dividends	Capital Gains
☐ reinvested	☐ reinvested
☐ sent to me by check to the address indicated in Section 1.	☐ sent to me by check to the address indicated in Section 1.
☐ automatically deposited to my bank account as indicated in Section 8.	☐ automatically deposited to my bank account as indicated in Section 8.

5      Automatic Investment Plan    (From your checking account. Attach a voided check along with your initial purchase.)
The minimum initial purchase is reduced to $25 per fund when you use this service. Subsequent minimum purchase is $25 for each fund.

FUND NAME	ACCOUNT NUMBER (or New Account)		AMOUNT ($25 min.)
$

$

$

$

Please select how often you would like to have the amount(s) shown above withdrawn from your Bank Account.
☐ Once each month on the 5th
☐ Once each month on the 20th
☐ Once each quarter on the 5th beginning in                                           (Mar./June/Sept./Dec.)
      (Voided check must be attached.)
** PLEASE COMPLETE SECTION 8
BY MAKING THE ABOVE SELECTION, I AUTHORIZE THE SIGNAL MUTUAL FUNDS’ TRANSFER AGENT AND BISYS FUND SERVICES, TO CHARGE THE AFOREMENTIONED ACCOUNT AND INVEST THE MONIES INTO THE SIGNAL MUTUAL FUNDS LISTED ON THE ABOVE STATED DATE(S). I will be responsible for assuring the monies are available in the bank account I choose to have charged for these transactions. Please allow fifteen business days after receipt to add, change or discontinue the Auto Invest Plan feature. To add or change bank account information in Section 8, the request must be in writing and accompanied by a signature guarantee.

6      Automatic Withdrawal Plan    (From your Signal Funds account. Attach a voided check along with your initial purchase.)
You must have a minimum account balance of $5,000. Please indicate the Signal Fund(s) for the Auto Withdrawal.

FUND NAME	ACCOUNT NUMBER (or New Account)	AMOUNT ($100 min./$100,00 max.)

Please select how often you would like to have the amount(s) shown above withdrawn from your Signal Fund(s).
☐ Once each month on the 5th
☐ Once each month on the 20th
☐ Once each quarter on the 5th beginning in                                           (Mar./June/Sept./Dec.)
☐ Check if proceeds should be mailed by check to the address of record in Section 1.
☐ Check if proceeds should be deposited to the bank account listed in Section 8 on the Account Application.
      (Voided check must be attached.)
BY MAKING THE ABOVE SELECTION, I AUTHORIZE THE SIGNAL FUNDS’ TRANSFER AGENT TO REDEEM SHARES FROM MY SIGNAL FUND(S) ACCOUNT ON THE STATED DATE(S). A $500 BALANCE IN THE SPECIFIED FUND MUST BE MAINTAINED FOR THE FEATURE TO BE AVAILABLE. I ALSO UNDERSTAND THAT BY REDEEMING SHARES WITH A FLUCTUATING VALUE, I MAY BE CREATING A TAXABLE EVENT. To change Auto Withdrawal amounts, dates, or to discontinue the feature the request must be made in writing to the SIGNAL Funds. To add or change bank account information in Section 8, the request must be in writing and accompanied by a signature guarantee. Please allow 15 business days after receipt to add, change or discontinue this feature.

7      Automatic Exchange    (From one Signal Fund to another Signal Fund of the same class.)
You may make regular, automatic withdrawals from a Signal Fund to benefit from dollar-cost-averaging by automatically making purchases into another Signal Mutual Fund. You must meet the minimum investment requirements for the Fund into which you are exchanging.
Please select how often you would like to have the amount(s) shown below withdrawn from your Signal Fund and invested into the selected Fund(s).
☐ Once each month on the 20th
☐ Once each quarter on the 20th beginning in                      (Mar./June/Sept./Dec.)

FROM:	Fund Name	Account Number (or New)	Amount ($25.00 min.)

TO:	Fund Name	Account Number (or New)	Amount ($25.00 min.)

TO:	Fund Name	Account Number (or New)	Amount ($25.00 min.)

BY MAKING THE ABOVE SELECTION, I AUTHORIZE THE SIGNAL FUNDS’ TRANSFER AGENT TO REDEEM FROM THE AFOREMENTIONED SIGNAL FUND AND PURCHASE THE MONIES INTO THE SIGNAL MUTUAL FUNDS CHOSEN ON THE ABOVE STATED DATE(S). Please allow fifteen business days after written receipt of the request to add, change or discontinue the Auto Exchange feature. Please complete an appropriate Letter of Intent (if applicable).

8     Bank Address and Electronic Funds Transfer Information

Attach a Voided Check for Verification. (Check as many boxes, as apply)		Your Account is a:
☐	Check if telephone and written redemption proceeds are to be sent electronically as indicated below unless otherwise specified at the time of the request.	☐ ☐	Checking Account Savings Account
☐	Check if cash dividends are to be sent electronically (complete Section 4).
☐	Check if instructions apply to the Auto Invest Plan (complete Section 5).
☐	Check if instructions apply to the Auto Withdrawal Plan (complete Section 6).

Name(s) on Bank Account

Bank Name	Branch Office (if applicable)	Bank Telephone Number

Bank ABA (Routing) Number (if unknown, call your bank)	Bank Account Number

Bank Street Address (DO NOT use, P.O. Box)	City	State	Zip
To add or change bank account information, the request must be in writing and accompanied by a signature guarantee.

9      Checkwriting    (Signal Money Market Fund only.) Please see the current prospectus for details. ($100 minimum per check).
Please be sure to complete the following signature card section. Your monthly statement will show your checks as redemptions.

Checkwriting Signature Card

For Office Only
Acct. No.

Name of Registered Owners of Shares (Please Print or Type)

Address	City	State	Zip
All registered owner(s) of shares owned above should sign below. By signing this card the signatory(s) agree(s) to all terms and conditions set forth herein, including the terms and conditions listed in the Checkwriting Terms and Conditions on the back of this card.
SIGNATURES

Only one signature is required to sign checks

10      Sales Charge Waivers    (See current prospectus under “Sales Charge Waivers” for qualified purchase types.)

Qualified Purchase Category and Explanation

11     Letter of Intent
I understand that through accumulated investments I can reduce my sales charges as outlined in the prospectus. I plan to invest over a 13-month period in shares of one or more of the funds in the Signal Funds (except the Money Market Fund) an aggregate amount of at least:
☐ $25,000                      ☐ $50,000                      ☐ $100,000                      ☐ $250,000                      ☐ $500,000                      ☐ $1,000,000
If the amount indicated is not invested within 13 months, reduced sales charges do not apply.

12      Right of Accumulation    (See the prospectus for qualifications.)
☐ I own shares of more than one fund in the Signal Funds, which may entitle me to a reduced sales charge. My shareholder account numbers are:

Fund Name	Fund Name	Fund Name

Account #	Account #	Account #

13      Your Signature    (All registered shareholders must sign.)
I have received and read the current prospectus(es) and privacy notice of the fund(s) selected, and this Account Registration Form, and agree to be bound by their terms. Certification - Under penalties of perjury,
I certify that:
1)	The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and;
2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service(IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an Individual Retirement Account (IRA), and payments other than interest and dividends), and;
3)	I am a U.S. Person (including a U.S. Resident alien).
CERTIFICATION INSTRUCTIONS - YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU ARE SUBJECT TO BACKUP WITHHOLDING.
The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
THIS ACCOUNT IS GOVERNED BY A PRE-DISPUTE ARBITRATION AGREEMENT. I ACKNOWLEDGE RECEIPT OF THE PRE-DISPUTE ARBITRATION AGREEMENT.
BY SIGNING BELOW, I REPRESENT THAT I HAVE READ THE TERMS AND CONDITIONS GOVERNING THIS ACCOUNT AND AGREE TO BE BOUND BY SUCH TERMS AND CONDITIONS AS ARE CURRENTLY IN EFFECT AND AS MAY BE AMENDED FROM TIME TO TIME, AND I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE DISCLOSURE WITH RESPECT TO NON-DEPOSIT INVESTMENT PRODUCTS AT THE INTRODUCTION TO THIS AGREEMENT.

X	X

Date	Date

X	X

Date	Date

Terms and Conditions
The registered owner(s) whose signature(s) appear(s) on the reverse side (the “Signatory,” whether one or more), intending to be legally bound, hereby agrees with the other registered owners and with the Fund and The Huntington National Bank, Ohio (the “Bank”) as follows:
1.	REDEMPTION AUTHORIZATION: The Bank is appointed agent for the Signatory to request redemption of shares of The Signal Money Market Fund (the “Fund”) registered in the name of the Signatory upon receipt of, and in the amount of, items drawn in accordance with these Terms and Conditions by the Signatory upon the Signatory’s Fund account. The Bank is expressly authorized to process items as redemption instructions hereunder without requiring signature guarantee, and shall not be liable to the Fund, the Signatory or any third party for any loss, liability or expense resulting from the absence of any such guarantee. The Bank shall also not be liable to the Fund, the Signatory or any third party for, and the Signatory indemnifies and holds the Bank harmless from, and loss, liability or expense arising from or related to any act of the Fund in redeeming or not redeeming any shares or following or not following any instruction contained in an item.
2.	ITEM PROCESSING: Signatory agrees that the Bank’s duties upon receipt of items from the Signatory are only those of a collecting agent to present the items to the Fund for payment through redemption of shares owned by the Signatory. In addition, the Signatory agrees that:
(a)	No item shall be issued or honored, or any redemption effected, in an amount less than $100.
(b)	No item shall be issued or honored, or any redemption effected, for any amount not represented by fully paid shares or represented by shares for which payment has not been made in full and any checks or other instruments given in payment have not been finally paid and collected through normal banking channels.
(c)	Items shall be subject to any further limitations set forth in Prospectus issued by the Fund including without limitation any additions, amendments and supplements of these Terms and Conditions from time to time in effect.
3.	DUAL OWNERSHIP: If more than one person is indicated as a registered owner of shares of the Fund, as by joint ownership, ownership in common, or tenants by the entireties, then
(a)	each registered owner must sign this signature card, (b) only one registered owner need sign each item issued hereunder.
4.	FORM OF ITEMS: The items shall be in a form provided or approved in advance by the Fund or the Bank.
5.	TERMINATION: Either the Bank or the Fund may at any time terminate the special redemption privileges, related share redemption services and the Bank’s agency for the Signatory without prior notice by the Bank or the Fund to the Signatory.
6.	HEIRS AND ASSIGNS: The signatory may not assign its rights and duties pursuant to these Terms and Conditions without the prior consent of the Fund and Bank. These Terms and Conditions shall bind the respective heirs, executors, administrators and permitted assigns of the Signatory.

14      Client Agreement    After reading this section, please sign in Section 13.

To: BISYS Fund Services, L.P. (the “Distributor”), and BISYS Fund Services, Inc. (the “Transfer Agent”) and Signal Capital Management, Inc. (the “Investment Advisor”).
I (We) have full right, power, authority and legal capacity; and am (are) of legal age in my (our) state of residence to purchase shares of the investment portfolios (“Funds”) of the Signal Funds (the “Fund Company”). I (we) affirm that I (we) have received and read the current prospectus(es) of the Fund(s) selected and agree to be bound by its terms.
a. The meaning of words in this Agreement: The words “I,” “me” and “my” refer to the person(s) who signed this Agreement. The words “you” and “your” refer to the Distributor and the Transfer Agent.
b. Representations. I understand that you provide no investment, tax, or legal advice, and I have relied on my independent judgment with respect to the suitability or potential value of any security or order.
c. Debit Authorization and Settlement. If I authorize, and if the Transfer Agent approves, the use of my bank account designated in Section 8 of this Account Registration Form (the “designated account”) as the settlement account in connection with this account, I understand and agree that the Transfer Agent may debit the designated account for payment of securities purchased by me either by way of this Account Registration Form and order, by signing up for the Automatic Investment Plan, or for subsequent purchases in any Funds as I may direct. If I have instructed that a purchase be settled through a debit of my account, I certify that I have the power and authority to debit the account. I agree to have sufficient collected funds available in the designated account to cover the amounts due on purchase of securities at the time of placing my order. If I have designated another method of payment, I agree to deliver sufficient collected funds to cover the amount due by 9:00 a.m. (Eastern Time) on the settlement date. I understand that if sufficient collected funds are not available, my purchase will be rejected and I will be liable for any resulting loss.
If the Transfer Agent executes a transaction but fails to receive sufficient payment for such shares, the Transfer Agent may, without prior notice, redeem any Fund shares. I agree to reimburse the Fund company or BISYS Fund Services, Inc. on demand for any costs, losses or liabilities incurred by such party in collection of the debit balance.
I understand and agree that the Transfer Agent may credit the designated account with dividend distributions, Automatic Withdrawal Plan, and other distributions that are payable to me (us) by the Fund Company.
I further understand that the Automatic Withdrawal Plan and the Automatic Investment Plan may be terminated or modified at any time without notice.
d. Force Majeure. You shall not be liable for any loss or delay caused directly or indirectly by war, natural disaster, government restrictions, exchange or market rulings or other conditions beyond your control.
e. Recording Conversations. I understand and agree that, for our mutual protection, telephone conversations may be recorded without further notice.
f. Applicable Laws and Regulations. All transactions shall be subject to rules, regulations, customs and usages of the exchange, market or clearinghouse where executed, all applicable federal and state laws and regulations, and the policies and procedures as determined by the Fund Company set forth in its then current prospectus(es).
g. Governing Laws. The Agreement shall be governed by the laws of the State of Ohio as applicable.
h. Reliance on Representations. I understand that you shall rely on the information that I have set forth in this Agreement. I agree that all changes to this information shall be promptly provided to the Transfer Agent in writing. The Transfer Agent is entitled to rely on this information until I change it by subsequent written notice.
i. Delivery and Receipt. Any orders for transactions in the Funds under this Agreement will NOT be effective until received and approved by the Distributor and the Transfer Agent at their offices in Columbus, Ohio. The
Distributor and the Transfer Agent shall not be responsible for any losses or lost profit opportunity I may experience due to any delays in the execution of purchase and redemption orders as a result of delayed receipt of such orders.
j. Instructions. Neither the Distributor, the Transfer Agent, nor the Fund Company shall be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Fund Company’s telephone redemption procedures, upon instructions reasonably believed to be genuine. The Fund Company and its agents will employ procedures designed to provide reasonable assurance that instructions by telephone are genuine. These procedures include recording all phone conversations, sending confirmations to shareholders within 72 hours of the telephone transaction, verification of account name and account number or tax identification number and sending redemption proceeds only to the address of record or to a previously authorized bank account.
k. Arbitration. This paragraph contains what is sometimes referred to as a predispute arbitration clause. In this regard, I am aware of the following:
(i) Arbitration is final and binding on the parties.
(ii) The parties are waiving their right to seek remedies in court, including the right to jury trial.
(iii) Pre-arbitration discovery is generally more limited than and different from court proceedings.
(iv) The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
(v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.
(vi) All agreements shall include a statement that “No person shall bring a putative or certified class action to arbitration, nor seek to enforce any predispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied, or (ii) the class is decertified, or (iii) the person against whom the arbitration agreement would be enforced is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.”
It is agreed that any controversy between me and the Fund Company and/or any of its service providers (including the Investment Advisor) arising out of this Agreement or my business with you, shall be settled by arbitration conducted in accordance with the rules of the National Association of Securities Dealers, Inc. or the American Arbitration Association, as I may elect. Failure to notify you of such election in writing within five (5) days after receipt from you of a request for arbitration shall be deemed to be authorization to make such election on my behalf. Judgment upon the award of the arbitrators may be entered by any court having jurisdiction.
l. Indemnification. As additional consideration for the services of the Distributor, the Transfer Agent and the Investment Advisor, with regard to this Account, I agree to indemnify and hold each of them, the Fund Company, and their officers, directors, employees and agents harmless from and against any and all losses, liabilities, demands, claims, actions, expenses and attorney’s fees arising out of or in connection with this Agreement, which are not caused by their negligence or willful misconduct. The provisions of this Section shall survive termination of this Agreement; the provisions of this Section shall be binding on my successors and assigns.
m. I understand that, if disbursements out of this account are to anyone other than the applicant or the applicant’s joint tenant, a signature guarantee will be required.
n. With respect to Section 5, Section 6, and Section 7 I understand that if the 5th or 20th should fall on a non-business day, the transaction will be effective on the next business day.
o. I understand that mutual fund shares are not deposits of any bank, are not insured by the FDIC, are not obligations of any bank or the U.S. Government and are not endorsed or guaranteed in any way by any bank.

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For more information about the Funds, the following documents are available free upon request:
Annual/Semi-Annual Reports:
The Funds’ annual and semi-annual reports to shareholders contain additional information on each Fund’s investments. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year.
Statement of Additional Information (SAI):
The SAI provides more detailed information about the Funds, including their operations and investment policies. It is incorporated by reference and is legally considered a part of this prospectus.
The Funds do not currently maintain a separate Internet website containing copies of their reports or the SAI, however, you can receive free copies of reports and the SAI, or request other information and discuss your questions about the Funds by contacting a broker that sells the Funds. Or contact the Funds at:

The Signal Funds P.O. Box 182094 Columbus, Ohio 43218-2094 Telephone: 1-888-426-9709

You can review each Fund’s reports and the SAI at the Public Reference Room of the Securities and Exchange Commission. You can get text-only copies:
•	For a duplicating fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009 or calling 1-202-942-8090, or by electronic request by e-mailing the SEC at the following address: publicinfo@sec.gov.
•	Free from the EDGAR Database on the Commission’s Website at http://www.sec.gov.

Investment Company Act file no. 811-6526.	SIGPUA 08/06